UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

GLOBAL ARENA HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49819	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 2nd Avenue, Ste. 454 New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(646) 801-5524

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2026, Global Arena Holding, Inc. (the “Company”) and Global Election Services, Inc., a wholly owned subsidiary of the Company (“GE Services” and together with the Company, the “Sellers”), entered into that certain Amended and Restated Asset Purchase Agreement (the “A&R 2026 Easterly APA”) by and among the Company, GE Services, GES Acquisition Corp. (“GES Acquisition”), and Easterly CV VI LLC (“Easterly”). The A&R 2026 Easterly APA had the effect of amending and restating in its entirety the Asset Purchase Agreement, dated as of February 26, 2026, by and among the Company, GE Services, GES Acquisition and Easterly.

Asset Sale. Pursuant to the terms of the A&R 2026 Easterly APA, the Sellers agreed to sell to GES Acquisition all of their right, title and interest in and to Sellers’ business of providing technology-enabled paper absentee, mail ballot and online election services in the U.S. (the “Business”) and the assets, properties and rights of the Sellers, other than the Excluded Assets (as defined in the A&R 2026 Easterly APA) (the “Assets”). The Assets include identified tangible and intangible property used in the Business, contracts, intellectual property, assigned permits, accounts receivable, rights to causes of actions and warranties, purchased records, and goodwill of the Business; and exclude specified assets, including, but not limited to, cash and cash equivalents, tax returns and refunds, retained benefit plans and employment agreements.

Consideration. Pursuant to the terms of the A&R 2026 Easterly APA, the consideration payable by GES Acquisition to the Sellers for the Assets will be as follows:

(i)	The assumption by GES Acquisition to the Sellers of the Assumed Liabilities (as defined in the A&R 2026 Easterly APA);
(ii)	The payment of the sum of $1,420,000 to GE Services by Easterly on behalf of GES Acquisition, to be paid in cash at the closing; and
(iii)	The issuance to the Company of 1,841,761 shares of common stock of GES Acquisition.

Easterly Transactions. Easterly previously funded to the Sellers the sum of $3,196,000, composed of the following amounts:

(i)	$1,955,292, paid to certain creditors of the Sellers;
(ii)	$366,567, paid for GE Services’ software technology;
(iii)	$655,920, paid to reimburse the Sellers for certain transaction expenses;
(iv)	$49,152, paid for marketing expenses;
(v)	$109,069, used for working capital; and
(vi)	$60,000, which, as of October 2, 2026, was being held by the Sellers.

As of October 2, 2026, $3,196,000, in addition to accrued interest thereon in the amount of $432,525, is currently due and repayable to Easterly (such amounts, with any additional amounts that may be funded by Easterly to the Sellers prior to closing and any additional interest thereon, collectively, the “Previously Funded Amounts”). At the closing, and subject thereto, the Previously Funded Amounts will be deemed automatically forgiven and satisfied in full, and neither Seller will have any ongoing liability or obligation to Easterly or any other person with respect thereto.

Actions Prior to the Closing. Pursuant to the terms of the A&R 2026 Easterly APA, prior to the closing, the following actions and events will be consummated:

(i)	GES Acquisition will designate 6,729,668 shares of its preferred stock, par value $0.00001 per share, as Series A convertible preferred stock (the “GES Series A Stock”), and issue and sell:

(a)	To Easterly Asset Management Holdings LLC (“EAMH”), an affiliate of Easterly, 495,547 shares of GES Series A Stock, at a purchase price of $0.00001 per share; and
(b)	To Easterly, 6,234,121 shares of GES Series A Stock, at a purchase price of $0.00001 per share.

(ii)	GES Acquisition will redeem the one share of GES Acquisition common stock held by John Matthews, the Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Board, at a redemption price of $1.00.

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Actions at the Closing. At the closing, the following actions and events, among others, will be consummated:

(i)	GES Acquisition will enter into (a) an employment agreement with Mr. Matthews pursuant to which Mr. Matthews will serve as Chief Executive Officer of GES Acquisition, and (ii) an employment agreement with Kathryn Weisbeck pursuant to which she will serve as an executive officer of GES Acquisition;
(ii)	GES Acquisition will name Darrell Crate as a director of GES Acquisition, and GES Acquisition’s board of directors will be comprised of Mr. Matthews and no more than two other persons; and
(iii)	GES Acquisition and Easterly will enter into a revolving credit facility agreement pursuant to which Easterly will extend a revolving credit facility to GES Acquisition to provide working capital for GES Acquisition; provided that the aggregate principal balance of all loans outstanding at any time pursuant to such revolving credit facility agreement will not exceed $400,000.

Closing Conditions. The transaction is subject to standard closing conditions, including but not limited to, receipt of approval by the Company’s stockholders; receipt of required governmental consents; no injunctions or governmental restriction on the transaction; and no third party actions to enjoin or otherwise restrict consummation of the closing. Closing is also conditioned upon the finalization and execution of all transaction documents.

Termination. The A&R 2026 Easterly APA may be terminated, subject to the terms of the A&R 2026 Easterly APA, by mutual written consent; if the transaction does not close by December 2, 2026; if there are injunctions or governmental restrictions on the transactions contemplated by the A&R 2026 Easterly APA; upon material breach by any party that is not cured within the specified period; upon a material adverse effect, not cured within the specified period, on the condition (financial or otherwise), business, assets, properties or results of operations of one of the parties or the ability of one of the parties to consummate the transactions; or if required Company stockholder approval is not obtained by December 2, 2026.

Indemnification. The A&R 2026 Easterly APA includes mutual indemnification obligations whereby the Sellers agreed to indemnify GES Acquisition Corp., Easterly and their respective affiliates against liabilities arising from the Excluded Assets or excluded liabilities, the Sellers’ indebtedness as it relates to the Business, the Sellers’ transaction expenses, to the extent not paid on or prior to the closing date or comprising an assumed liability; and breaches of representations, warranties, or covenants. GES Acquisition and Easterly also agreed to indemnify the Sellers and their respective affiliates against liabilities arising from GES Acquisition’s ownership and operation of the Assets following the closing; GES Acquisition’s failure to perform, discharge or satisfy the assumed liabilities; and breaches of representations, warranties, or covenants. Indemnification claims must exceed $100,000 and total liability for non-fraud claims was capped at $1.375 million.

The foregoing description of the A&R 2026 Easterly APA does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R 2026 Easterly APA, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Asset Purchase Agreement, dated as of October 2, 2026, by and among the registrant, Global Election Services, Inc., GES Acquisition Corp., and Easterly CV VI LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Arena Holding, Inc.

Dated: October 8, 2026	By:	/s/ John Matthews
John Matthews
Chief Executive Officer

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